Exhibit 99.1

Stanley Black & Decker Reports Full Year And 4Q 2016 Results

New Britain, Connecticut, January 26, 2017 … Stanley Black & Decker (NYSE: SWK) today announced full year and fourth quarter 2016 financial results.

•	Full Year Revenues Totaled $11.4 Billion, Up 2% Versus Prior Year, As 4% Organic Growth Was Partially Offset By 2% Currency Impact

•	Full Year Diluted GAAP EPS Was $6.51, Up 10% From 2015 As Strong Operational Performance More Than Offset Approximately $155 Million Of Currency Headwinds

•	2016 Free Cash Flow Of $1.1 Billion And Free Cash Flow Conversion Of 118%; Working Capital Turns Improved To 10.6x, Up 1.4 Turns

•	4Q’16 Revenues Up 3% Versus Prior Year, Driven By 4% Organic Growth

•	4Q’16 Diluted GAAP EPS Was $1.71, Down 4% From 4Q’15 As Higher Restructuring, Currency Headwinds And Growth Investments More Than Offset Solid Operational Performance And A Lower Tax Rate

•
Expect 2017 Full Year Diluted GAAP EPS Of $6.85 To $7.05, Up ~7% At The Mid-Point Versus Prior Year (Excludes The Estimated Earnings Per Share Impacts Of The Newell Tools, Mechanical Security And Craftsman Transactions); 2017 Free Cash Flow Conversion Expected To Approximate 100%

•
Announced Significant Portfolio Activity In 4Q’16 / Early 2017 -- Acquisition Of Newell Brands’ Tools Business, Sale Of Majority Of Mechanical Security Businesses, And Purchase Of Craftsman Brand From Sears Holdings

4Q’16 Key Points:

•	Net sales for the quarter were $2.9 billion, up 3% versus prior year, as positive volume (+3%) and price (+1%) more than offset currency (-1%).

•	Gross margin rate for the quarter was 36.9%, up 130 basis points from prior year rate as price, productivity, cost actions and commodity deflation more than offset unfavorable currency.

•	SG&A expenses were 23.4% of sales compared to 21.5% in 4Q’15 reflecting investments in key SFS 2.0 initiatives moderated by continued tight cost control.

Exhibit 99.1

•
Operating margin rate was 13.5% compared to 14.2% in 4Q’15, as operational actions to improve profitability were more than offset by approximately $40 million of unfavorable currency and higher growth investments.

•	Restructuring charges for the quarter were $21.7 million compared to $3.7 million in 4Q’15.

•	Working capital turns for the quarter were 10.6, up 1.4 turns from 4Q’15 as the company continues to benefit from its intense focus on working capital management.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “2016 marked another year of strong performance for Stanley Black & Decker. The team delivered above-market organic growth, margin expansion in the face of significant currency headwinds, and outstanding free cash flow conversion. Organic growth for the fourth quarter and full year was a solid 4%, even in the face of a continued decline from Engineered Fastening’s electronics related revenues. We ended the year with an impressive 118% free cash flow conversion and 10.6 working capital turns, ahead of our top-quartile goal of 10 turns.

“I’m also pleased with the actions we have recently taken in the M&A space to shape our portfolio and further our goal of building a powerful, diversified industrial growth company. M&A, combined with strong organic growth performance, will help enable us to reach our objective of doubling the size of the company by 2022 while expanding our margin rate. Adding notable and iconic brands, such as Lenox and Irwin, and now Craftsman, uniquely complements our existing, strong portfolio of world-class brands and franchises. The sale of the majority of our Mechanical Security businesses will allow us to redeploy that capital from a low-growth business and invest it in more robust growth opportunities.

“As we look ahead, we are expecting another strong year in 2017. Certainly, there are significant challenges from a currency and geopolitical perspective, but we are confident in our ability to manage through these uncertainties and focus on solid execution. Stanley Black & Decker’s SFS 2.0 operating system, with its focus on core innovation, breakthrough innovation, digital and commercial excellence and functional transformation, gives us the framework from which to operate to deliver top quartile results.”

Exhibit 99.1

4Q’16 Segment Results

($ in M)	4Q’16 Segment Results
	Sales	Profit	Profit Rate

Tools & Storage	$1,934	$312.4	16.2%

Security	$533	$69.9	13.1%

Industrial	$454	$69.2	15.2%

•
Tools & Storage net sales increased 6% versus 4Q’15 as volume (+6%) and price (+1%) more than offset unfavorable currency (-1%). All regions generated solid organic growth with North America +8%, Europe +4%, and the emerging markets +7%. Share gains continued in North America fueled by the successful, on-going rollout of the DEWALT FlexVolt system, core product innovation and consistently strong commercial execution. Europe once again posted above-market organic growth leveraging the benefits of new products, growth investments and an expanded retail footprint. Successful commercial execution surrounding our mid-price point products and regional pricing actions led to an overall strong growth quarter within the emerging markets, led by Latin America and Asia, more than offsetting weakness in the Middle East. Overall Tools & Storage segment profit rate was 16.2%, down from the 4Q’15 rate of 16.6%, as currency, mix and growth investments more than offset the favorable benefits of volume leverage, price, productivity, and cost management.

•
Security net sales decreased 1% versus 4Q’15 as price (+1%) and small bolt-on electronic acquisitions (+1%) were more than offset by lower volumes (-1%) and currency (-2%). Lower installation volumes in two of our larger European markets resulted in a 1% overall organic decline in Europe. North America’s organic revenues were flat as higher volumes in the automatic doors business offset lower commercial electronic volumes. Overall Security segment profit rate was 13.1%, up 30 basis points from the prior year, reflecting benefits from a more disciplined assessment of new commercial opportunities, improved field productivity, and cost actions, which in the aggregate more than offset lower volumes and currency.

•	Industrial net sales decreased 5% versus 4Q’15 due to lower volumes (-3%), price (-1%) and currency (-1%). Engineered Fastening’s organic

Exhibit 99.1

revenues declined 2%, as solid growth within the global automotive business was more than offset by weaker electronics volumes attributable to a major customer. Excluding that electronics customer impact, Engineered Fastening’s organic revenues were up 4%. Infrastructure organic revenues decreased 12% as a decline in Oil & Gas, reflecting fewer off-shore pipeline projects, more than offset higher Hydraulic Tools volumes. Organic growth for the Industrial segment as a whole was relatively flat excluding the impact of the aforementioned Engineered Fastening electronics customer. Overall Industrial segment profit rate was 15.2%, down 270 basis points from the 4Q’15 rate, as anticipated, as lower volumes and currency more than offset productivity gains and cost control actions.

Recent (Previously Announced) Transactions

•
Acquisition of Newell Tools: On October 12, 2016, the Company announced it reached an agreement to purchase the Tools business of Newell Brands for $1.95 billion in cash. The acquisition is now expected to be approximately $0.25 accretive to EPS in year one post-closing (increasing to approximately $0.60 per share by year three), excluding approximately $125 million to $140 million of restructuring and other deal related costs and approximately $40 million of non-cash inventory step-up charges, which in the aggregate will largely be incurred in the first two years. The transaction, which has received antitrust clearance under the Hart-Scott-Rodino Act in the U.S., is expected to close during the first quarter of 2017.

•
Sale of Majority of Mechanical Security Businesses: On December 21, 2016, the Company announced the $725 million agreement to sell the majority of its Mechanical Security businesses to dormakaba (represents a 14x EBITDA multiple based on LTM EBITDA of approximately $52 million). The sale includes the commercial hardware brands of BEST Access, phi Precision and GMT, which in the aggregate represent LTM revenues of approximately $270 million. The Company concurrently announced its intent to retain its commercial electronic security and automatic doors businesses. This tax-efficient sale transaction is expected to generate net after-tax cash proceeds of approximately $700 million. The Company expects the 2017 earnings per share impact of this transaction to be approximately $0.15-$0.20 dilutive. This transaction is expected to close in the first quarter of 2017.

Exhibit 99.1

•
Purchase of the Craftsman Brand: On January 5, 2017, the Company announced that it had reached an agreement to purchase the Craftsman brand from Sears Holdings, providing Stanley Black & Decker the rights to develop, manufacture and sell Craftsman-branded products in non-Sears Holdings channels. The agreement consists of a $525 million cash payment at closing, $250 million at end of year three, and annual payments to Sears Holdings of between 2.5% and 3.5% on new Stanley Black & Decker sales of Craftsman products through year 15. Stanley Black & Decker plans to significantly increase the availability of Craftsman-branded products to consumers in previously underpenetrated channels, enhance innovation, and add manufacturing jobs in the U.S. to support growth. The transaction is expected to be accretive to earnings, excluding charges, by approximately $0.10-$0.15 per share in year one, increasing to approximately $0.35-$0.45 by year five and to approximately $0.70-$0.80 by year ten. This transaction is expected to close during 2017.

2017 Outlook

Donald Allan Jr., Executive Vice President and CFO, commented, “2016 was a year of excellent operational execution as we were able to generate above-market organic growth, meaningful margin expansion and strong free cash flow conversion, overcoming significant currency headwinds as well as challenging customer and end market dynamics, while carefully balancing investments for future growth. In 2017 we expect to generate another year of above-market organic growth, with growth approaching 4%, and EPS of $6.85 To $7.05, up ~7% at the mid-point versus prior year, excluding the estimated earnings per share impacts of the aforementioned Newell Tools, Mechanical Security and Craftsman transactions.

The following represents key 2017 assumptions:

•	Organic growth approaching 4% (approximately +$0.45 to +$0.55 EPS)

•	Commodity inflation of ~$50 to $55 million and foreign exchange headwinds of ~$50 million (totaling approximately -$0.50 to -$0.55 EPS)

•	Net impact from cost and productivity actions partially offset by higher share count (approximately +$0.45 to +$0.50 EPS)

•	Embedded core restructuring charges (~$50 million) and tax rate will be relatively consistent with 2016 levels

•	Free cash flow conversion approximating 100%

We remain committed to a strong investment-grade credit rating and plan on using cash on the balance sheet, short-term debt, operating cash flow generated in 2017 and the expected proceeds from the sale of the Mechanical Security businesses to

Exhibit 99.1

fund the Newell Tools & Craftsman acquisitions. We expect this capital allocation, combined with the incremental EBITDA from Newell, will bring our credit metric back in line by early 2018.

“While 2017 will have its share of externally driven challenges, our agile and experienced leadership team, our ability to deliver robust core and breakthrough innovation, and our powerful SFS 2.0 operating system, give us confidence in our ability to deliver solid organic growth, operating leverage and strong free cash flow conversion this year, consistent with our long-term financial objectives.”

The Company will host a conference call with investors today, January 26, 2017 at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

You can also access the slides via the Stanley Black & Decker Investor Relations iPad & iPhone app from the Apple App Store by searching for “SWK Investor Relations”.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the web site at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 49123971. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 49123971. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Greg Waybright
Vice President, Investor Relations
greg.waybright@sbdinc.com
(860) 827-3833

Michelle Hards
Director, Investor Relations
michelle.hards@sbdinc.com
(860) 827-3913

Media Contacts:

Shannon Lapierre
Vice President Communications / Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Tim Perra
Vice President Communications
tim.perra@sbdinc.com
(860) 826-3260

These results reflect the Company’s continuing operations. In 4Q’14, the Company classified the results of the Security segment’s Spain and Italy operations as held for sale based on management’s intention to sell these operations. In July 2015, the Company completed the sale of these operations. The operating results of Security Spain and Italy have been reported as discontinued operations through the date of sale for 2015. Total sales reported as discontinued operations were $39.4 million for 2015.

Organic sales growth is defined as total sales growth less the sales of companies acquired in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses.  Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2017 diluted EPS of $6.85 - $7.05 (excluding the EPS impacts of the Newell Tools, Mechanical Security and Craftsman transactions) of which approx. 17% will be in Q1 2017; (ii) generate 2017 free cash flow conversion approximating 100%; (iii) achieve its objective of doubling the size of the Company by 2022 while expanding its margin rate; (iv) utilize proceeds from the sale of the Mechanical Security business to fund the Newell Tools and Craftsman acquisitions; (v) deliver top quartile results in 2017; (vi) cause the acquisition of Newell Tools to be approximately $0.25 accretive in year one post-closing (increasing to approximately $0.60 per share by year three), excluding approximately $125 million to $140 million of restructuring and other deal related costs and approximately $40 million of non-cash inventory step-up charges; (vii) generate after-tax proceeds from the sale of the Mechanical Security business of approximately $700 million; (viii) limit the 2017 earnings per share impact of the sale of the Mechanical Security business to $0.15 to $0.20 dilutive; (ix) with respect to Craftsman-branded products, generate average of approximately $100 million in annual revenue growth for the next ten years, significantly increase availability in previously underpenetrated channels, enhance innovation and add manufacturing jobs in the U.S. to support growth; (x) cause the Craftsman transaction to be accretive to earnings, excluding charges, by approximately $0.10-$0.15 per share in year one, increasing to approximately $0.35-$0.45 by year five and to approximately $0.70-$0.80 by year ten; (xi) close the Newell Tools and Mechanical Security business transactions in the first quarter of 2017 and close the Craftsman transaction in 2017; and (xii) bring its credit metric back in line by early 2018, (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to close the Newell Tools, Mechanical Security and Craftsman transactions when expected; (ii) the Company’s ability to deliver organic growth of approximately 4% (approximately +$0.45 to +$0.55 EPS) and generate strong organic growth through 2022; (iii) commodity inflation being approximately $50 to $55 million; (iv) foreign exchange headwinds of approximately $50 million in 2017(combined with commodity inflation, totaling approximately -$0.50 to -$0.55 EPS); (v) the net impact from costs and productivity actions, partially offset by higher share count, being approximately +$0.45 to +$0.50 EPS; (vi) embedded core restructuring charges (approx. $50 million) and tax rate relatively consistent with the 2016 levels; (vii) to identify, close and integrate appropriate acquisition opportunities, within desired timeframes at reasonable cost; (viii) successful integration of existing and any newly acquired businesses and formation of new business platforms; (ix) the continued acceptance of technologies used in the Company’s products and services, including the new DEWALT FLEXVOLT™ product; (x) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools relationships; (xi) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xii) the proceeds realized with respect to any business or product line disposals; (xiii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvi) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xviii) the Company’s ability to obtain favorable settlement of tax audits; (xix) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xx) the continued ability of the Company to access credit markets under satisfactory terms; (xxi) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; and (xxii) the Company’s ability to successfully develop, market and achieve sales from new products and services.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from, for example, increases in the cost of energy or significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System including, core innovation, breakthrough innovation, digital and commercial excellence and functional transformation; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.